Registration No. 33-59349



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ________________________


                         POST-EFFECTIVE AMENDMENT NO. 3
                                       TO
                                    Form S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933

                            ________________________


                            SPRINT NEXTEL CORPORATION
             (Exact name of registrant as specified in its charter)


               Kansas                              48-0457967
    (State or other jurisdiction                 (I.R.S. Employer
 of incorporation or organization)              Identification No.)


                2001 Edmund Halley Drive, Reston, Virginia 20191
                    (Address of Principal Executive Offices)
                            ________________________

                     1997 LONG-TERM STOCK INCENTIVE PROGRAM
          (Shares previously issuable under the 1990 Stock Option Plan)
                            (Full title of the Plan)
                            ________________________

                            LEONARD J. KENNEDY, ESQ.
                                 General Counsel
                            2001 Edmund Halley Drive
                             Reston, Virginia 20191
                     (Name and address of agent for service)


          Telephone number, including area code, of agent for service:
                                 (703) 433-4974

                            ________________________

     This Registration Statement as originally filed related to the offering of 8,500,000 shares of the Common Stock ("Sprint Common Stock") of Sprint Corporation ("Sprint"), issuable under the 1990 Stock Option Plan, which was adopted as a subsidiary plan under and pursuant to the Long-Term Stock Incentive Program and, when the Long-Term Stock Incentive Program was replaced by the 1997 Long-Term Stock Incentive Program (the "1997 Program"), as a subsidiary plan under and pursuant to the 1997 Program, both of which had been approved by Sprint's shareholders. In connection with the spin-off of Sprint's cellular division in March 1996, the number of shares of Sprint Common Stock covered by the Registration Statement was increased to 10,319,000 shares of Sprint Common Stock to prevent dilution. No shares were issued before the reclassification of Sprint Common Stock into FON Common Stock and PCS Common Stock in November 1998. The 10,319,000 shares were reclassified into 10,319,000 shares of FON Common Stock and 5,159,500 shares of PCS Common Stock. No shares of FON Common Stock were issued before the two-for-one split of the FON Common Stock in the 1999 second quarter, leaving all 10,319,000 shares of FON Common Stock. The two-for-one split of the FON Common Stock increased the number of shares of FON Common Stock under the Registration Statement to 20,638,000 shares of FON Common Stock. Options for 605,444 shares of PCS Common Stock were exercised before the two-for-one split of the PCS Common Stock in the 2000 first quarter, leaving 4,554,056 shares of PCS Common Stock. The two-for-one split of the PCS Common Stock increased the number of shares of PCS Common Stock remaining under the Registration Statement to 9,108,112 shares of PCS Common Stock.

     As previously reported, Sprint's Board of Directors combined the 1990 Stock Option Plan with and into the 1997 Program to form a single plan in February 2004. Options for all of the PCS Common Stock covered by this Registration Statement were exercised before the Plan combination.

     In connection with the merger of Nextel Communications, Inc. with and into a subsidiary of Sprint in August 2005, Sprint amended its Articles of Incorporation to change its name to Sprint Nextel Corporation and to redesignate its FON Common Stock as Common Stock.

     Options for the 20,638,000 shares of Common Stock, previously called FON Common Stock, covered by this Registration Statement have now been exercised. Therefore, no shares remain available under this Registration Statement.

           PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 8.     Exhibits.

Exhibit
Number      Exhibits

24.         Power of Attorney.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Overland Park, State of Kansas, on the 4th day of January, 2006.

                              SPRINT NEXTEL CORPORATION



                              By:  /s/ Michael T. Hyde
                                      (Michael T. Hyde, Assistant Secretary)



     Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         Name                      Title                     Date

G. D. Forsee*           President and Chief Executive   )
                        Officer and Director            )
                        (Principal Executive Officer)   )
                                                        )
                                                        )
P.N. Saleh*             Chief Financial Officer         )
                        (Principal Financial Officer)   )
                                                        )
                                                        )
W.G. Arendt*            Senior Vice President and       )
                        Controller                      )
                        (Principal Accounting Officer)  )
                                                        )
                                                        )    January 4, 2006
Timothy M. Donahue*     Chairman of the Board           )
                                                        )
                                                        )
Keith J. Bane*          Director                        )
                                                        )
                                                        )
Gordon M. Bethune*      Director                        )
                                                        )
                                                        )
William E. Conway*      Director                        )
                                                        )
                                                        )
Frank M. Drendel*       Director                        )
                                                        )

                                                        )
James H. Hance, Jr.*   Director                         )
                                                        )
                                                        )
V. Janet Hill*         Director                         )
                                                        )
                                                        )
I. O. Hockaday, Jr.*   Director                         )
                                                        )
                                                        )
William E. Kennard*    Director                         )   January 4, 2006
                                                        )
                                                        )
L. K. Lorimer*         Director                         )
                                                        )
                                                        )
Stephanie M. Shern*    Director                         )
                                                        )
                                                        )
William H. Swanson*    Director                         )

/s/ Michael T. Hyde

* Signed by Michael T. Hyde, Attorney-in-Fact, pursuant to Power of Attorney filed with this Amendment to the Registration Statement No.
     33-59349.

                                  EXHIBIT INDEX


Exhibit
Number    Exhibits

24.       Power of Attorney.